Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated October 4, 2016, is entered into by and among VW WIN CENTURY INC., an Illinois corporation (the "VWIN") and is made as of 4th day of October, 2016, between TEIKKENG GOH, an individual residing in Malaysia (the "Purchaser").

WHEREAS, the Purchaser wishes to make an investment in VWIN and VWIN wishes to sell shares of its Class A Common Stock to the Purchaser;

WHEREAS, the parties to this Agreement have further agreed to that the Purchaser shall make an investment in VWIN in the amount of $10,000 (the "Investment") with such terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1.0	SECURITIES PURCHASE FOR CASH

1.1            Subject to the terms and conditions hereof, in consideration of the Purchaser paying $10,000 (the "Purchase Price") to VWIN, VWIN shall issue to the Purchaser Ninety-Nine Million (99,000,000) shares of its Class A Common Stock (the "Shares").

1.2            In order to affect the purchase of the Shares (the "Purchase"), the parties agree that the closing of the Share Purchase shall take place upon of execution of this Agreement, at which time the following actions shall take place:

(a)            VWIN shall: (1) cause the Shares to be issued to the Purchaser; and (2) cause stock certificates representing the Shares to be issued in the name of the Purchaser, in such denominations as determined by the Purchaser and cause the same to be delivered as the Purchaser may direct; and

(b)            The Purchaser shall deliver the Purchase Price to VWIN.

2.0       THE PURCHASER'S REPRESENTATIONS AND WARANTIES

2.1            The Purchaser acknowledges and agrees with, represents and warrants to, and covenants with, VWIN (which representations, warranties and covenants will survive the Closing Date) with the intent that VWIN will rely thereon in entering into this Agreement and in concluding the Share Purchase contemplated herein that:

(a)            the Purchaser is an individual residing in Malaysia and has the power, authority and/or capacity to enter into this Agreement and perform the transactions set forth herein;
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(b)            This Agreement, constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms;

(c)            The making of this Agreement, and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, lease, certificate, consent or other instrument to which the Purchaser is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which the Purchaser is bound, or, of any statute or regulation applicable to the Purchaser;

(d)            There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to the Purchaser's best knowledge threatened against or affecting the Purchaser or involving any of the Purchaser's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. the Purchaser is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal;

(e)            To the best knowledge of the Purchaser, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of the Purchaser; and

(f)            No broker or finder has acted, directly or indirectly, for the Purchaser nor did the Purchaser incur any finder's fee or other commission, in connection with the transactions contemplated by this Agreement;

(g)            he is a non-U.S. Person, is outside of the U.S. at the time of the purchase of the Shares and is purchasing the Shares as principal for his own account or for the account of another non-U.S. person as to which he exercises sole investment discretion, and not with a view to the resale, distribution or other disposition of all or any of the Shares, and is delivering concurrently with this Agreement the Certificate of Non-U.S. Person in the form attached to this Agreement as Schedule B;

(h)            he consents to the Company making a notation on its records or giving instructions to any transfer agent of the Shares in order to implement the restriction on transfer set forth and described herein;

(i)            he (and if the Purchaser is acting as agent for a disclosed principal, such disclosed principal) was offered the Shares in, and does business in, the jurisdiction of the Purchaser's place of business as referenced on Schedule A attached hereto;

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(j)            he (and any beneficial purchaser for whom he is acting) has been independently advised as to, and is aware of, the restrictions with respect to trading in the Shares pursuant to the applicable securities laws and the rules of any applicable stock exchanges and further agrees that he(and any beneficial purchaser for whom he is acting) is solely responsible for compliance with all such restrictions;

(k)            if required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, he will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issuance of the Shares;

(l)            he is responsible for obtaining such legal, including tax, advice as he considers necessary or appropriate in connection with the execution, delivery and performance by him of this Agreement and the transactions contemplated herein;

(m)            he is solely responsible for his own due diligence investigation of the Company, its business and financial condition, for his own analysis of the merits and risks of his investment in the Shares made pursuant to this Agreement and for his own analysis of the terms of his investment;

(n)            he is solely responsible for obtaining such advice concerning the tax consequences of his investment in the Shares and he is not relying on the Company or its counsel for advice concerning such tax consequences; and

(o)            if he decides to offer, sell or otherwise transfer any of the Shares, the Purchaser will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:
1.	the sale is to the Company;
2.	the sale is made outside the United States in a transaction meeting the requirements of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations and the Purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Regulation S under the U.S. Securities Act;
3.	the sale is made in the United States pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws, and the Purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration pursuant to Rule 144 under the U.S. Securities Act;

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4.	the Shares are sold in the United States in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the Purchaser has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transaction does not require registration; or
5.	the sale is made in the United States pursuant to an effective registration statement filed under the U.S. Securities Act.

The Purchaser acknowledges and agrees that the Company will refuse to register any sale of Shares made in breach of the provisions hereof.

3.0	VWIN'S REPRESENTATIONS AND WARRANTIES

3.1      VWIN hereby represents and warrants to the Purchaser with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the Share Purchase contemplated herein that:

(a)            IMMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification;

(b)            This Agreement constitutes a legal, valid and binding obligation of VWIN in accordance with its terms except;

(c)	The making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, lease, certificate, consent, or other instrument to which any VWIN is a party or is bound or any judgment, decree, order, rule, or regulation of any court of administrative body by which VWIN is bound, or, to the knowledge of any statute or regulation applicable to VWIN.

(d)	The making of this Agreement, and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, lease, certificate, consent or other instrument to which VWIN is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which VWIN is bound, or, of any statute or regulation applicable to VWIN.

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(e)	There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to VWIN's best knowledge threatened against or affecting VWIN or involving any of VWIN's property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. VWIN is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal;

(f)	To the best knowledge of VWIN, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of VWIN;

(g)            No broker or finder has acted, directly or indirectly, for VWIN nor did VWIN incur any finder's fee or other commission, in connection with the transactions contemplated by this Agreement; and
(h)
(i)            VWIN further represents and warrants that upon issuance to the Purchaser, the Purchaser shall hold good title to the Shares, without lien, encumbrance or restriction.

4.0            MISCELLANEOUS

4.1            This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.2            All references herein, to dollar amounts shall be deemed to be references to US dollars, unless specifically stated otherwise.

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IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

VW WIN CENTURY, INC.
an Illinois corporation

By: /s/ See Kuy Tan	/s/ Teikkeng Goh
Name: See Kuy Tan	TEIKKENG GOH
Title: President

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